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Exhibit 10.8

TRIBUNE COMPANY
SUPPLEMENTAL DEFINED CONTRIBUTION PLAN

(As Amended and Restated Effective January 1, 2004)

TRIBUNE COMPANY SUPPLEMENTAL DEFINED CONTRIBUTION PLAN

(As Amended and Restated Effective January 1, 2004)

SECTION 1

Introduction

1.1   The Plan

        TRIBUNE COMPANY SUPPLEMENTAL DEFINED CONTRIBUTION PLAN (the "Plan"), was established by TRIBUNE COMPANY, a Delaware corporation (the "Company"), effective January 1, 1994 to provide certain benefits representing contributions that could not be allocated to eligible employee accounts in the Tribune Company Employee Stock Ownership Plan ("ESOP") because of limitations imposed by Section 401(a)(17) of the Internal Revenue Code. Effective January 1, 2004, no further contributions are being made to the ESOP and the ESOP is being merged into the Tribune Company Savings Plan; therefore, the Plan is being restated to provide that eligible employees will receive benefits under this Plan to represent amounts that may not be allocated as employer Retirement and Profit Sharing Contributions under the Tribune Company 401(k) Savings Plan because of the limitations of Section 401(a)(17) of the Internal Revenue Code.

1.2   Purpose

        The Company and certain of its subsidiaries maintain, and are Employers under, the Tribune Company 401(k) Savings Plan ("Savings Plan") which is intended to constitute a qualified plan with a cash or deferred arrangement that meets the requirements for qualification under Sections 401(a) and 401(k) of the Internal Revenue Code. Section 401(a)(17) of the Internal Revenue Code limits the amount of employees' annual compensation that may be taken into account in determining the amount of Employer contributions that may be allocated to accounts under a qualified defined contribution plan, to $200,000 (subject to cost-of-living adjustments of that amount calculated as described in said Section 401(a)(17)) (the "Compensation Limitation"). The purpose of this Plan is to provide for Participants in this Plan the amount of Employer contributions that would have been allocated to their respective accounts under the Savings Plan but for the Compensation Limitation.

1.3   Employers

        The Company and each subsidiary of the Company that is an Employer under the Savings Plan shall be an "Employer" under this Plan unless specified to the contrary by the Company by notice to the Committee described in subsection 1.4.

1.4   Plan Administration

        The Plan will be administered by the Employee Benefits Committee of the Company (or such successor committee as shall from time to time have responsibility for administering the Savings Plan) (the "Committee"). The Committee has, to the extent appropriate and in addition to the powers described in subsection 2.1 below, the same powers, rights, duties and obligations with respect to the Plan as under the Savings Plan with respect to that plan. The Committee's determinations hereunder need not be uniform, and may be made selectively among eligible employees, whether or not they are similarly situated. The Plan will be administered on the basis of a "Plan Year" which is each calendar year.

SECTION 2

Participation and Supplemental Benefits

2.1   Eligibility

        Subject to the conditions and limitations of the Plan, each Employee of an Employer on or after January 1, 2004, who is a participant in the Savings Plan shall become a "Participant" under this Plan, entitled to benefits payable under this Plan, as of the first day of the first plan year under the Savings Plan which begins on or after January 1, 2004, and during which the Compensation (as defined in the Savings Plan) of such participant, determined without the Compensation Limitation, is greater than the Compensation Limitation.

        In the event of the death of such a Participant, his beneficiary shall be entitled to participate in the Plan as of the date benefit payments to such beneficiary commence under the Plan, to the extent provided by the following subsections of the Plan.

2.2   Amount of Supplemental Benefits

        The Committee shall maintain or cause to be maintained in the records of the Plan one or more separate bookkeeping accounts in the name of each Participant. A Participant who participated in the Plan prior to January 1, 2004, shall have as his opening account balance the amount credited to his Plan account as of December 31, 2003. In accordance with rules established by the Committee, the Committee shall credit, at such time as the Committee determines, to each Participant's account an amount equal to the difference between (i) the value of the amount that would have been credited to the Participant's account as an employer Retirement Contribution and employer Profit Sharing Contribution under the Savings Plan if there had been no Compensation Limitation in effect and (ii) the amount that is so credited to the Participant's account in the Savings Plan.

2.3   Adjustment of Accounts

        The Committee shall adjust each Participant's accounts to reflect (a) hypothetical earnings and losses of such benchmark investments as the Participant may elect among such benchmark investments as the Committee shall determine, and (b) distributions to the Participant. Any such adjustment, and any Participant election among benchmark investments, shall be made at such times, in such manner and subject to such rules as the Committee may determine.

2.4   Payment of Accounts

        A Participant (or his beneficiary in the event of his death) shall receive in a lump sum, within a reasonable period of time after the Participant terminates employment with all Employers, a cash amount equal to the vested balance of his accounts (as determined under Section 2.5); provided, a Participant may elect to receive the value of his accounts in annual installments over two to ten years or to defer payment until he attains age 65; provided further that the portion of a Participant's account that has a benchmark investment in common stock of the Company shall be distributed in shares of such stock. Any such election shall be made at such time and in such manner as the Committee may determine. Notwithstanding any other provision of this Plan to the contrary, the Committee, in its sole discretion, is empowered to accelerate the payment of a Participant's account or of all Participants' accounts, to a smaller number of installment payments or to a single lump sum payment, for any reason the Committee may determine to be appropriate. Neither the Employers nor the Committee shall have any obligation to make any such acceleration for any reason whatsoever.

2.5   Vesting

        A Participant shall be fully vested, and have a nonforfeitable right to, the balances in his account representing employer Retirement Contributions that could not be credited under the Savings Plan, as adjusted in accordance with Section 2.3, and amounts credited to his account as of December 31, 2003 (representing amounts that could not be credited under the ESOP), as adjusted in accordance with Section 2.3 of the Plan. The amounts credited to his account representing employer Profit Sharing Contributions, as adjusted in accordance with Section 2.3, shall vest in accordance with the following table:

If the Participant's Number of Years of Service is:	Then his Nonforfeitable Percentage Shall Be:
Less than five	0%
Five or more	100%

Years of Service shall be determined in accordance with the terms of the Savings Plan.

2.6   Funding

        Benefits payable under this Plan to a Participant or his beneficiary shall be paid directly by the Employers from their general assets, in such proportions as the Company shall determine. The provisions of this Plan shall not require that the Employers segregate on their books or otherwise any amount to be used for payment of benefits under this Plan; provided, the Employers may establish a grantor ("rabbi") trust to hold assets for the payment of Plan accounts, and any payout from such trust to or on behalf of a Participant shall extinguish the Employer's liability hereunder to the extent of such payment.

SECTION 3

General Provisions

3.1   Terms

        References in this Plan to an individual as being a "participant" in the Savings Plan and (unless expressly provided to the contrary in this Plan) terms used in this Plan that also are used in the Savings Plan as to that individual shall have the meanings for those terms set forth in the Savings Plan. For purposes of this Plan, a "subsidiary" of the Company shall mean any corporation, more than 50% of the voting stock in which is owned, directly or indirectly, by the Company, and the term "Change-In-Control" shall mean a change in control as defined in the Tribune Company Transitional Compensation Plan for Executive Employees.

3.2   Beneficiary

        A Participant may designate the person or persons (including a trustee or trustees) in an instrument filed with the Committee (in such form and in such manner as the Committee may determine) to receive upon his death any amounts remaining in his Plan account; provided, that in the case of a Participant who is legally married on the date of his death, the Participant's beneficiary shall be his spouse unless such spouse validly consents in writing to a different beneficiary designation. The designation of the beneficiary (or form of payment) cannot be changed without the spouse's consent unless the consent expressly permits designations by the Participant without any further consent of the spouse. The spouse's consent must acknowledge the effect of the designation and be witnessed by a representative of the Plan or a notary public. Any death benefits payable hereunder and not effectively disposed of pursuant to a valid beneficiary designation shall be distributed in the following priority:

    (i)
    to the Participant's spouse living at his death, if any; and

    (ii)
    if the Participant has no spouse living at the time of his death, then to his estate.

3.3   Employment Rights

        Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or any of its subsidiaries or to any benefits not specifically provided by the Plan.

3.4   Interests Not Transferable

        Except as to withholding of any tax under the laws of the United States or any state or municipality, the interests of Participants and any other persons who become entitled to a benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered. Notwithstanding the immediately preceding sentence, payment of a Participant's benefits shall be made pursuant to the terms of a valid domestic relations order. For purposes of this plan, a "valid domestic relations order" shall be a judgment, decree or order made pursuant to and valid under a state domestic relations law that relates to the provision of child support, alimony payments or marital property rights and that provides for payment of a Participant's benefits to a spouse, former spouse, child or other dependent of the Participant, so long as the judgment, decree or order clearly specifies what benefits are to be paid pursuant to the order and provides that benefits are paid only if, when and as otherwise paid to the Participant. The Committee shall have sole and complete discretion to determine whether a judgment, decree or order constitutes a valid domestic relations order for purposes of this Section.

3.5   Controlling Law

        To the extent not superseded by the laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.

3.6   Gender and Number

        Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

3.7   Action by the Company

        Any action required of or permitted by the Company under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by any person or persons authorized by resolution of its Board of Directors or such committee.

3.8   Successor to the Company or Any Other Employer

        The term "Company" as used in the Plan shall include any successor to the Company by reason of merger, consolidation, the purchase or transfer of all or substantially all of the Company's assets, or otherwise. The term "Employer" as used in the Plan with respect to the Company or any of its subsidiaries shall include any successor to that corporation by reason of merger, consolidation, the purchase or transfer of all or substantially all of the assets of that corporation, or otherwise.

3.9   Facility of Payment

        Any amounts payable under this Plan to any person under a legal disability or who, in the judgment of the Committee, is unable to properly manage his affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

3.10    Other Benefits

        The benefits provided under the Plan shall, except to the extent otherwise specifically provided herein, be in addition to, and not in derogation or diminution of, any benefits that a Participant or his beneficiary may be entitled to receive under any other plan or program now or hereafter maintained by the Company or by any of its subsidiaries.

3.11    Rights in the Event of Dispute

        If a claim or dispute arises concerning the rights of a Participant or beneficiary to benefits under the Plan, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the Participant's "claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided, that:

  (a)
  the Participant or the Participant's claimant shall repay to the Company any such expenses theretofore paid or advanced by the Company if and to the extent that the party disputing the Participant's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined that such expenses were not incurred by the Participant or the Participant's claimant while acting in good faith; provided further, that

  (b)
  in the case of any claim or dispute initiated by a Participant or the Participant's claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Plan, to the Committee within one year after the occurrence of the event giving rise to such claim or dispute.

SECTION 4

Amendment and Termination

        While the Company and its subsidiaries that become Employers expect to continue the Plan, the Company must necessarily reserve and reserves the right to amend the Plan from time to time (including the right to amend the manner in which accounts are adjusted to reflect investment earnings and losses or the time value of money) or to terminate the Plan at any time. However, neither an amendment of the Plan nor termination of the Plan may:

  (a)
  cause the reduction in the amount credited to any Participant's account (and of the Employers' obligation to pay such account) which had accrued as of the date such amendment is made or the termination of the Plan occurs and which, but for such amendment or termination, are payable under this Plan on, or would become payable under this Plan after, the date such amendment is made or the termination of the Plan occurs; or

  (b)
  cause the modification, rescission or revocation of (i) the provisions of subsection 2.1 with respect to a Change-In-Control or (ii) any written determinations by the Committee pursuant to subsection 2.4 as to the form of payment of accounts to any person that are in effect on said date.

In addition, no amendment or termination of the Plan which has the effect of reducing or diminishing the right of any Participant to receive any payment or benefit under the Plan will become effective prior to the expiration of the 36 consecutive month period commencing on the date of a Change-In-Control, if such amendment or termination was adopted (i) on the day of or subsequent to the Change-In-Control, (ii) prior to the Change-In-Control, but at the request of any third party participating in or causing the Change-In-Control, or (iii) otherwise in connection with or in anticipation of a Change-In-Control.

SECTION 5

Claims for Benefits Procedure

5.1   Claim for Benefits

        Any claim for benefits under the Plan shall be made in writing to any member of the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

  (a)
  The specific reason or reasons for denial of the claim;

  (b)
  A reference to the relevant Plan provisions upon which the denial is based;

  (c)
  A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

  (d)
  An explanation of the Plan's claim review procedure as set forth below.

5.2   Request for Review of a Denial of a Claim for Benefits

        Upon the receipt by the claimant of written notice of denial of the claim, the claimant may within ninety (90) days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his/her claim, he/she may review relevant documents and may submit issues and comments in writing.

5.3   Decision Upon Review of Denial of Claim for Benefits

        The Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to 120 days. Such decision shall:

  (a)
  Include specific reasons for the decision;

  (b)
  Be written in a manner calculated to be understood by the claimant; and

  (c)
  Contain specific references to the relevant Plan provisions upon which the decision is based.

The decision of the Committee shall be final and binding in all respects on both the Company and the claimant.

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